Exhibit 2.1

  Agreement and Plan of Merger by and between eAutoclaims.com, Inc and Premier
                   Express Claims, Inc. dated June 8th 2000.


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is made as of the 8th day of June, 2000, by and among EAUTOCLAIMS.COM, INC., a Nevada corporation ("EAUTOCLAIMS"), EAUTOCLAIMS.COM ACQUISITION CORPORATION, a South Carolina corporation ("Merger Sub"), PREMIER EXPRESS CLAIMS, INC., a South Carolina corporation ("PEC"), and RANDY WRIGHT and REED MATTINGLY, collectively referred to as ?Stockholders? and individually as "Stockholder" or "Mr. Wright" and "Mr. Mattingly".

                                    RECITAL:

         The respective directors and/or executive officers of EAUTOCLAIMS and PEC and the Stockholders have determined that a business combination between EAUTOCLAIMS and PEC is in the best interests of their respective companies and the shareholders thereof and presents an opportunity for their respective companies to enhance the services provided to their customers and achieve long-term strategic and financial benefits and, accordingly, have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Balance Sheet" - as defined in Section 3.4.

         "Closing" - as defined in Section 2.3.

         "Closing Date" - the date and time as of which the Closing actually takes place.

         "Consent" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" - all of the transactions contemplated by this Agreement, including, without limitation to:

         (a)      the merger of PEC with and into EAUTOCLAIMS;


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         (b)      the execution,  delivery,  and performance of the Employment
Agreements and the  Non-competition Agreements; and
         (c) the performance by the parties of their respective covenants and obligations under this Agreement.

         "Contract" - any contract (a) under which PEC has or may acquire any rights, (b) under which PEC has or may become subject to any obligation or liability, or (c) by which PEC or any of the assets owned or used by it is or may become bound.

         "Disclosure Schedule" - the disclosure schedule delivered by PEC to EAUTOCLAIMS concurrently with the execution and delivery of this Agreement.

         "Employment Agreements" - as defined in Section 2.4.

         "Encumbrance" - any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ERISA" - the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Facilities" - any real property, leaseholds, or other interests currently or formerly owned or operated by PEC and any equipment (including motor vehicles) currently or formerly owned or operated by PEC.

         "GAAP" - generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

         "Governmental Authorization" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" - any -

                    nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                    federal,   state,  local,   municipal,   foreign,  or  other
                    government;

                    governmental   authority  of  any  nature   (including   any
                    governmental agency, branch, department, official, or entity and any court or other tribunal); or



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                  body exercising,  or entitled to exercise, any administrative,
                  executive,  judicial,  legislative,   police,  regulatory,  or
                  taxing authority or power of any nature.

         "Intellectual Property Assets" - as defined in Section 3.22.
         "IRC" - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; and a Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Legal Requirement" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty to which the parties are subject.

         "Non-competition Agreements" - as defined in Section 2.4.

         "Order" - any award,  decision,  injunction,  judgment,  order, ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

         "Organizational   Documents"   -  the   articles  or   certificate   of
incorporation and the bylaws of PEC and any amendment to any of the foregoing.

         "Person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Related Person" - with respect to a particular individual:

         (a)      each other member of such individual's Family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;



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         (c) any Person in which such individual or members of such individual's
Family hold (individually or in the aggregate) a Material Interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:
         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b)      any Person that holds a Material Interest in such specified
Person;

         (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

         (d) any Person in which such specified Person holds a Material Interest; and

         (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 51% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 51% of the outstanding equity securities or equity interests in a Person.

         "Securities Act" - the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

2.       MERGER; CLOSING; PURCHASE PRICE

         2.1      MERGER; SURVIVING CORPORATION

                  Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.5 below), Merger Sub shall be merged with and into PEC in accordance with this Agreement and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). PEC shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall be a wholly-owned subsidiary of EAUTOCLAIMS. The Merger shall have the effects specified in Section __________ of the Nevada Revised Statutes and Section 33-11-107 of the South Carolina Code of Laws of 1976, as amended .



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         2.2      ARTICLES OF INCORPORATION

                  At the Effective Time, the Articles of Incorporation of PEC in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

         2.3      BYLAWS

                  At the Effective Time, the Bylaws of PEC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

         2.4      DIRECTORS AND OFFICERS

                  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

         2.5      EFFECTIVE TIME

                  If all of the conditions to the Merger set forth in Section 8 shall have been fulfilled or waived in accordance therewith and this Agreement shall not have been terminated as provided in Section 9, the parties hereto shall cause Articles of Merger meeting the respective requirements of the Nevada Revised Statutes and the South Carolina Revised Statutes to be filed with the respective Secretary of State of Nevada and South Carolina on, or immediately following, the Closing Date (as defined in Section 1). The Merger shall become effective at the time of filing of the Articles of Merger with, and as accepted by, the Nevada Secretary of State or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger ("Effective Time").

         2.6      CONVERSION OF STOCK

         At the Effective Time, each share of issued and outstanding stock of Merger Sub shall, without any action being required by Merger Sub or any other party to this Agreement, be converted into one (1) share of common stock of PEC.

         2.7      MERGER CONSIDERATION



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                  EAUTOCLAIMS  shall tender the following at Closing (as defined in Section 2.8) in exchange for 100% of the issued and outstanding shares of PEC capital stock ("Shares"):

                  (a)  To be received by Mr. Wright -

                           $264,000 by wire transfer; plus -

                    a certificate for the number of shares of EAUTOCLAIM's common stock having a value of $1,056,000 based on the share market closing price of EAUTOCLAIM's common stock for the trading day occurring on May 17, 2000, but in no event shall the price for such stock be greater than $4.125 per share for the purpose of calculating the number of shares of EAUTOCLAIM's common stock issued to Mr. Wright hereunder.

                  (b)  To be received by Mr. Mattingly -

                           $66,000 by wire transfer; plus -

                    a certificate for the number of shares of EAUTOCLAIM's common stock having a value of $264,000 based on the per share market closing price of EAUTOCLAIM's common stock for the trading day occurring on May 17th, 2000, but in no event shall the price for such stock be greater than $4.125 per share for the purpose of calculating the number of shares of EAUTOCLAIM's common stock issued to Mr. Mattingly hereunder.

                  (c) EAUTOCLAIMS shall assume the payment of the principal balance, as of Closing, of the Promissory Note dated June 16th, 2000 with PEC as Borrower and Mr. Wright and Mr. Mattingly as Holders ("PEC Promissory Note"). The principal balance assumed by EAUTOCLAIMS shall not exceed $150,000. A new promissory note will be executed by EAUTOCLAIMS for the assumed principal balance, with interest of 12% per annum, payable in twelve (12) monthly installments with interest only payable for the first six (6) months. The PEC Promissory Note will be cancelled upon execution of the new promissory note by EAUTOCLAIMS.

                           2.8      CLOSING

                  The closing of the Contemplated Transactions provided for in this Agreement ("Closing") will take place at the offices of EAUTOCLAIMS's counsel on June 16th, 2000 or at such other time and place as the parties may agree, but shall be effective on June 16th, 2000 (the ?Effective Date?). Subject to the provisions of Section 9, failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this
Section 2.8 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                           2.9      CLOSING OBLIGATIONS

                  At the Closing:

                  (a)      Stockholders will deliver to EAUTOCLAIMS:



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                    (i)  certificates  representing  the Shares for cancellation thereof;

                    (ii) employment agreements in the form of Exhibit A executed
                         by     Stockholders     (collectively,      "Employment
                         Agreements"); and

                    (iii)non-competition  agreements  in the form of  Exhibit  B
                         executed    by    Stockholders    (collectively,    the
                         "Non-competition Agreements").

                 (b)     EAUTOCLAIMS will deliver to PEC:

                    (i)  the consideration set forth in Section 2.8; and

                    (ii) the Employment Agreements executed by EAUTOCLAIMS.

3.       REPRESENTATIONS AND WARRANTIES OF PEC

         Stockholders and PEC, jointly and severally, represent and warrant to EAUTOCLAIMS as follows:

         3.1      ORGANIZATION AND GOOD STANDING

                  (a) Part 3.1 of the Disclosure Schedule sets forth PEC's name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). PEC is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Contracts. PEC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b)  PEC  has   delivered   to   EAUTOCLAIMS   copies  of  the
Organizational Documents of PEC as currently in effect.

         3.2      AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid, and binding obligation of PEC enforceable against PEC in accordance with its terms. Upon the execution and delivery by Stockholders of the Employment Agreements and the Non-competition Agreements (collectively, the "Stockholders' Closing

Documents"), the Stockholders' Closing Documents will constitute the legal, valid, and binding obligations of Stockholders, enforceable against Stockholders in accordance with their respective terms. Stockholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Stockholders' Closing Documents and to perform their obligations under this Agreement and the Stockholders' Closing Documents.

                  (b) Except as set forth in Part 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i)      contravene,  conflict  with,  or result in a
violation of (A) any provision of the Organizational Documents, or (B) any resolution adopted by the board of directors or the stockholders of PEC;

                           (ii)     contravene,   conflict  with,  or  result in
a violation of, or give any Governmental Body the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which PEC or either Stockholder, or any of the assets owned or used PEC, may be subject;

                           (iii)    contravene,  conflict  with,  or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by PEC or that otherwise relates to the business of, or any of the assets owned or used by, PEC;

                           (iv)     contravene,  conflict with, or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                           (v)      result in the  imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by PEC.

                  Except as set forth in Part 3.2 of the Disclosure Schedule, the Stockholders and/or PEC will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  (c) Stockholders are acquiring the EAUTOCLAIMS Shares for their own respective accounts and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

         3.3      CAPITALIZATION

                  The authorized equity securities of PEC consist of 1,000,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and constitute the Shares. Stockholders are, and will be on the Closing Date, the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Mr. Wright owns 800 of the Shares and Mr. Mattingly owns 200 of the Shares. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of the Shares. None of the Shares was issued in violation of the Securities Act or any other Legal Requirement. PEC does not own, and has no contract to acquire, any equity securities or other securities of any company or any direct or indirect equity or ownership interest in any other business.

         3.4      FINANCIAL STATEMENTS

                  PEC has delivered to EAUTOCLAIMS: (a) audited balance sheets of PEC as of June 30, 1999 and the related audited statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of PEC's independent certified public accountants; and
(b) an unaudited balance sheet of PEC as of April 30, 2000, and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the ten (10) months then ended, including in each case any notes thereto ("Financial Statements"). The Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of PEC as of the respective dates of and for the periods referred to in the Financial Statements, all in accordance with GAAP, subject, in the case of interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in any notes to the Financial Statements.

         3.5      BOOKS AND RECORDS

                  The books of account, minute books, stock record books, and other records of PEC, all of which have been made available to EAUTOCLAIMS, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of PEC contain accurate and complete records of all meetings held of, and corporate action taken by the stockholders, the boards of directors and committees of the boards of directors of PEC, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of PEC.

         3.6      TITLE TO PROPERTIES; ENCUMBRANCES

                  Part 3.6 of the Disclosure Schedule contains a complete and accurate list of all real property, or interests therein, owned by PEC. PEC owns (with good and marketable title in the case of any real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that are located in the facilities owned or operated by PEC or reflected as owned in the books and records of PEC. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances, except any mortgages or security interests incurred in connection with the purchase of such property or assets.

         3.7      LEASED PROPERTY

                  Part 3.7 of the Disclosure Schedule sets forth a true and complete list of, and PEC has delivered or made available to EAUTOCLAIMS true and complete copies of, each lease under which PEC is a lessee or lessor. There is not, with respect to any such lease, any existing event of default, or event which (with notice or lapse of time or both) would constitute an event of default, on the part of PEC, and PEC has not received any written notice of any such event. PEC enjoys peaceful and undisturbed possession under each such lease. None of the rights of PEC under any lease set forth in Part 3.7 will be subject to termination or modification and no consent or approval of any third party is required under such leases as a result of the consummation of the Contemplated Transactions.

         3.8      ACCOUNTS RECEIVABLE

                  All accounts receivable of PEC that are reflected on the Balance Sheet or on the accounting records of PEC as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible, net of the respective reserves shown on the Balance Sheet or on the accounting records of PEC as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of April 30, 2000, which list sets forth the aging of such Accounts Receivable.

         3.9      INVENTORY

                  Any inventory of PEC, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of PEC as of the Closing Date, as the case may be.

         3.10     NO UNDISCLOSED LIABILITIES

                  Except as set forth in Part 3.10 of the Disclosure Schedule, PEC has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.11     TAXES

                  (a) PEC has filed or caused to be filed (on a timely basis) all tax returns that are or were required to be filed by PEC since October 1, 1998. PEC has delivered or made available to EAUTOCLAIMS copies of all such tax returns. PEC has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by PEC, except such taxes, if any, as are listed in
Part 3.11 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements.

                  (b) There exists no proposed tax assessment against PEC except as disclosed in the Financial Statements or in Part 3.11 of the Disclosure Schedule. All taxes that PEC is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body.

         3.12     NO MATERIAL ADVERSE CHANGE

                  Since the date of the most recent balance sheet contained in the Financial Statements, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of PEC, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.13     EMPLOYEE BENEFITS

                  (a) As used in this Section 3.13, the following terms have the meanings set forth below.

                         "Company Plan" means all Plans of which PEC is or was a
                    Plan Sponsor, or to which PEC otherwise contributes or has contributed, or in which PEC otherwise participates or has participated.

                         "Other  Benefit  Obligations"  means  all  obligations,
                    arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans.

                         "Pension  Plan"  has  the  meaning  given  in  ERISA  ?
                    3(2)(A).

                         "Plan" has the meaning given in ERISA ? 3(3).

                         "Plan  Sponsor"  has  the  meaning  given  in  ERISA  ?
                    3(16)(B).

                         "Qualified  Plan" means any Plan that meets or purports
                    to meet the requirements of IRC ? 401(a).

                  (b) (i) Part 3.13 of the Disclosure Schedule contains a complete and accurate list of all Company Plans and Company Other Benefit Obligations.

                      (ii) Part 3.13 of the Disclosure Schedule sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

                  (c) PEC has delivered to EAUTOCLAIMS, or will deliver to EAUTOCLAIMS within ten days of the date of this Agreement:

                    (i) all documents  that set forth the terms of each PEC Plan or PEC Other Benefit Obligation, including (A) all plan descriptions and summary plan descriptions of PEC Plans for which PEC is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding PEC Plans or PEC Other Benefit Obligations for which a plan description or summary plan description is not required;

                    (ii) all  personnel,  payroll,  and  employment  manuals and policies;

                    (iii) a  written  description  of any PEC Plan or PEC  Other
               Benefit Obligation that is not otherwise in writing;

                    (iv) all  registration  statements filed with respect to any
               PEC Plan;

                    (v) all insurance policies purchased by or to provide benefits under any Company Plan;

                    (vi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any PEC Plan or PEC Other Benefit Obligation;

                    (vii) any notices or reports submitted within the four years preceding the date of this Agreement by a government agency, third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any PEC Plan or PEC Other Benefit Obligation.

                  (d) Except as set forth in Part 3.13 of the Disclosure Schedule, PEC has performed all of its respective obligations under all PEC Plans and PEC Other Benefit Obligations. PEC has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans.

                  (e) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

         3.14      COMPLIANCE WITH LEGAL REQUIREMENTS;
                   GOVERNMENTAL AUTHORIZATIONS

                  (a)      Except as set forth in Part 3.14 of the Disclosure
Schedule:

                    (i) PEC is, and has at all times since the date of its organization been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                    (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by PEC of, or a failure on the part of PEC to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of PEC to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                    (iii) PEC has not  received,  at any time  since the date of its organization, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of PEC to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Part 3.14 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by PEC or that otherwise relates to the business of, or to any of the assets owned or used by, PEC. Each Governmental Authorization listed or required to be listed in Part
3.14 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Schedule:

                    (i) PEC is, and has at all times since the date of its organization been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Schedule;

                    (ii) no event has occurred or  circumstance  exists that may
               (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedule;

                    (iii) PEC has not  received,  at any time  since the date of its organization, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                    (iv) all  applications  required  to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  The Governmental Authorizations listed in Part 3.14 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit PEC to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit PEC to own and use their assets in the manner in which they currently own and use such assets.

         3.15     LEGAL PROCEEDINGS; ORDERS

                  (a) Except as set forth in Part 3.15 of the Disclosure Schedule, there is no pending proceeding:

                    (i) that has been commenced by or against PEC or that otherwise relates to or may affect the business of, or any of the assets owned or used by, PEC; or

                    (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  To the Knowledge of Stockholders and PEC, (1) no such proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding. Stockholders have delivered to EAUTOCLAIMS copies of all pleadings, correspondence, and other documents relating to each proceeding listed in Part 3.15 of the Disclosure Schedule. The proceedings listed in Part
3.15 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of PEC.

                  (b)  Except  as set  forth  in  Part  3.15  of the  Disclosure
Schedule:

                    (i) there is no Order to which PEC, or any of the assets owned or used by PEC, is subject;

                    (ii) neither  Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, PEC; and

                    (iii) to the Knowledge of Stockholders  and PEC, no officer, director, agent, or employee of PEC is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of PEC.

                  (c)  Except  as set  forth  in  Part  3.15  of the  Disclosure
Schedule:

                    (i) PEC is, and has at all times since the date of its organization been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                    (ii) no event has occurred or  circumstance  exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which PEC, or any of the assets owned or used by PEC, is subject; and

                    (iii) PEC has not  received,  at any time  since the date of its organization, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which PEC, or any of the assets owned or used by PEC, is or has been subject.

         3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS

                  Except as set forth in Part 3.16 of the Disclosure Schedule, since the date of the last balance sheet that is part of the Financial Statements, PEC has conducted its businesses only in the Ordinary Course of Business and there has not been any:

                  (a) change in PEC's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of PEC; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by PEC of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b)      amendment to the Organizational Documents of PEC;

                  (c) payment or increase by PEC of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of PEC;

                  (e) damage to or destruction or loss of any asset or property of PEC, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of PEC, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of PEC or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of PEC, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to PEC in excess of $25,000.00; or

                  (i) material change in the accounting methods used by PEC.

         3.17     CONTRACTS; NO DEFAULTS

                           (a)      Part 3.17(a) of the Disclosure  Schedule
contains a complete and accurate list, and PEC has delivered to EAUTOCLAIMS true and complete copies, of:

                    (i) each  written  Contract  that  involves  performance  of services or delivery of goods or materials by PEC of an amount or value in excess of $25,000.00;

                    (ii) each  lease,  rental or  occupancy  agreement  or other agreement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

                    (iii) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, software, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                    (iv) each joint venture,  strategic  alliance,  partnership, and other Contract (however named) involving a sharing of product design and development, profits, losses, costs, or liabilities by PEC with any other Person;

                    (v) each Contract containing covenants that in any way purport to restrict the business activity of PEC or limit the freedom of PEC to engage in any line of business or to compete with any Person;

                    (vi) each Contract providing for payments to or by any Person based on production, sales, purchases, or profits, other than direct payments for goods including any manufacturing license, product distribution, and sales representation agreements;

                    (vii) each Contract  entered into other than in the Ordinary
               Course of Business that contains or provides for an express undertaking by PEC to be responsible for consequential damages;

                    (viii) each Contract for capital  expenditures  in excess of
               $25,000.00; and (ix) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by PEC other than in the Ordinary Course of Business.

                           (b)  Except  as set  forth  in  Part  3.17(b)  of the
Disclosure Schedule:

                    (i) neither of the Stockholders nor a Related Person of either Stockholder has or may acquire any rights under, and neither Stockholder has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, PEC; and

                    (ii) to the Knowledge of  Stockholders  and PEC, no officer, director, agent, employee, consultant, or contractor of PEC is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to
               (A) engage in or continue any conduct, activity, or practice relating to the business of PEC, or (B) assign to PEC or to any other Person any rights to any invention, improvement, or discovery.

                           (c)      Except as set forth in Part 3.17(c) of the
Disclosure  Schedule,  each Contract  identified or required to be identified in
Part 3.17(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

                           (d)  Except  as set  forth  in  Part  3.17(d)  of the
Disclosure Schedule:

                    (i) PEC is in full compliance with all applicable  terms and requirements of each Contract under which PEC has or had any obligation or liability or by which PEC or any of the assets owned or used by PEC is or was bound;

                    (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give PEC the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

                    (iii) PEC has not given to, or received from, any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                           (e)      The  Contracts  relating to the sale,design,
manufacture, or provision of products or services by PEC have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  3.18     INSURANCE

                           (i) PEC has  delivered to  EAUTOCLAIMS  (a) true and
complete copies of all policies of insurance to which PEC is a party or under which PEC, or any director of PEC, is or has been covered at any time within the twenty (20) months preceding the date of this Agreement; and (b) any statement by the auditor of PEC's financial statements with regard to the adequacy of PEC's insurance coverage or of the reserves for claims.

                           (ii)  PEC  has  paid  all  premiums  due,  and  has
otherwise performed all of its obligations, under each policy to which PEC is a party or that provides coverage to PEC or any director thereof.

                  3.19     ENVIRONMENTAL MATTERS

                           Except as set forth in part 3.19 of the  Disclosure
Schedule, PEC is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any environmental law or regulation.

                  3.20     EMPLOYEES

                           (a)      Part 3.20 of the Disclosure  Schedule
contains a complete and accurate list of the following information for each employee or director of PEC, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since March 1, 2000; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Company pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee benefit plan.

                           (b)      No employee or  director  of PEC is a party
to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other person or entity ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of PEC, or (ii) the ability of PEC to conduct its business, including any Proprietary Rights Agreement with Stockholders or PEC by any such employee or director. To Stockholders' Knowledge, no director, officer, or other key employee of PEC intends to terminate his employment with PEC.

         3.21     INTELLECTUAL PROPERTY

                  (a)      The term "Intellectual Property Assets" includes:

                    (i) all fictional business names, trading names,  registered and unregistered trademarks, service marks, and applications therefor (collectively, "Marks");

                    (ii) all patents,  patent  applications,  and inventions and discoveries that may be patentable (collectively, "Patents");

                    (iii) all  registered  and  unregistered  copyrights in both
               published    works   and   unpublished    works    (collectively,
               "Copyrights"); and

                    (v) all know-how, trade secrets,  confidential  information, customer lists, software, technical information, formulas, data, process technology, specifications, plans, drawings, product
               design   information  and  blue  prints   (collectively,   "Trade
               Secrets").

                  (b) Part 3.21(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by PEC, of all Contracts relating to the Intellectual Property Assets to which PEC is a party or by which PEC is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which PEC is the licensee. There are no outstanding and, to Stockholders' Knowledge, no threatened disputes or disagreements with respect to any such agreement.

                  (c)      Know-How Necessary for the Business

                           (i)      The  Intellectual  Property  Assets
identified in Part 3.22 of the Disclosure Schedule, and the Trade Secrets that are owned by, or for which an absolute right to use is held by, PEC, are all of the intellectual property and know-how that are necessary and required for the operation of all aspects of PEC's business as it is currently conducted. With respect to all such Intellectual Property Assets, PEC is the owner of all right, title, and interest therein, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, or has the absolute right to the use thereof pursuant to the terms of a valid and enforceable written agreement.

                           (ii)     Except as set forth in Part 3.22(c) of the
Disclosure Schedule, all former and current employees of PEC have executed written contracts with PEC that assign to PEC all rights to any inventions, improvements, discoveries, or information relating to the business of PEC. No employee of PEC has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than PEC.

                  (d)      Patents

                    (i) Part  3.22(d)  of the  Disclosure  Schedule  contains  a complete and accurate list and summary description of all Patents.

                    (ii) All of the issued  Patents are  currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                    (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Stockholders' Knowledge, there is no potentially interfering patent or patent application of any third party.

                    (iv) No Patent is infringed and, to Stockholders' Knowledge, no Patent, or the use thereof, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by PEC infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                    (v) All products made,  used, or sold under the Patents have been marked with the proper patent notice.

                  (e)      Trademarks

                    (i) Part  3.22(e)  of the  Disclosure  Schedule  contains  a complete and accurate list and summary description of all Marks, including the registration date and number of all Marks that have been registered.

                    (ii) All Marks  that have been  registered  with the  United
               States Patent and Trademark Office or with any state are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                    (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Stockholders' Knowledge, no such action is threatened with the respect to any of the Marks.

                    (iv) To  Stockholders'  Knowledge,  there is no  potentially interfering trademark or trademark application of any third party.

                    (v) No Mark is infringed and, to Stockholders' Knowledge, no
               Mark, or the use thereof, has been challenged or threatened in any way. None of the Marks used by PEC infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                    (vi) All products and  materials  containing a Mark bear the proper common law or federal registration notice where permitted by law.

                  (f)      Copyrights

                    (i) Part  3.22(f)  of the  Disclosure  Schedule  contains  a complete and accurate list and summary description of all Copyrights, including the registration date and number of all Copyrights that have been registered.

                    (ii) All Copyrights  that have been registered are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                    (iii) No Copyright is infringed or, to Stockholders' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                    (iv) All  works  encompassed  by the  Copyrights  have  been marked with the proper copyright notice.

                  (g)      Trade Secrets

                    (i) With  respect to each Trade  Secret,  the  documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                    (ii)   Stockholders   and  PEC  have  taken  all  reasonable
               precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                    (iii) PEC has good title or an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to
               Stockholders' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than PEC) or to the detriment of the Company. No Trade Secret, or the use thereof, is subject to any adverse claim or has been challenged or threatened in any way.

                    (iv) Part  3.22(g)  of the  Disclosure  Schedule  contains a complete list of all Trade Secrets that are licensed by PEC as licensee or licensor.

         3.23     CERTAIN PAYMENTS

                  Since the date of PEC's organization, neither PEC nor any director, officer, agent, or employee of PEC, has directly or indirectly (a) made any payment in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of PEC.

         3.24     DISCLOSURE

                  (a) No representation or warranty of Stockholders in this Agreement and no statement in the Disclosure Schedule omits to state a material fact that is necessary to make such statements complete and accurate.

                  (b) There is no fact known to either Stockholder that has specific application to either Stockholder or PEC (other than general economic or industry conditions) that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Schedule.

         3.25     RELATIONSHIPS WITH RELATED PERSONS
                  Neither Stockholder has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to PEC's business. Neither Stockholder has or is engaged in competition with PEC with respect to any of the products or services of PEC.

         3.26     BROKERS OR FINDERS

                  Stockholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.27     YEAR 2000 COMPLIANCE

                  PEC's Information Technology (as defined below) is designed to be used during and after the calendar year 2000, and such Information Technology used during each such time period will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the year 2000, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other Information Technology, used in combination with PEC's Information Technology, properly exchanges date/time data with it. For purposes of this Section, "Information Technology" shall mean computer system and application software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized, and/or software systems.

4.       REPRESENTATIONS AND WARRANTIES OF EAUTOCLAIMS

         EAUTOCLAIMS represents and warrants to Stockholders as follows:

         4.1      ORGANIZATION AND GOOD STANDING

                  EAUTOCLAIMS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

         4.2      AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid, and binding obligation of EAUTOCLAIMS, enforceable against EAUTOCLAIMS in accordance with its terms. Upon the execution and delivery by EAUTOCLAIMS of the Employment Agreements, (collectively, the "EAUTOCLAIMS's Closing Documents"), the EAUTOCLAIMS's Closing Documents will constitute the legal, valid, and binding obligations of EAUTOCLAIMS, enforceable against EAUTOCLAIMS in accordance with their respective terms. EAUTOCLAIMS has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the EAUTOCLAIMS's Closing Documents and to perform its obligations under this Agreement and the EAUTOCLAIMS's Closing Documents.

                  (b) Neither the execution and delivery of this Agreement by EAUTOCLAIMS nor the consummation or performance of any of the Contemplated Transactions by EAUTOCLAIMS will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                    (i) any provision of EAUTOCLAIMS's Organizational Documents;

                    (ii) any resolution adopted by the board of directors or the stockholders of EAUTOCLAIMS;

                    (iii) any Legal  Requirement  or Order to which  EAUTOCLAIMS may be subject; or

                    (iv) any Contract to which EAUTOCLAIMS is a party or by which EAUTOCLAIMS may be bound.

                  Except for its shareholders and directors, EAUTOCLAIMS is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3      CERTAIN PROCEEDINGS

                  There is no pending proceeding that has been commenced against
EAUTOCLAIMS and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To EAUTOCLAIMS's Knowledge, no such proceeding has been Threatened.

         4.4      BROKERS OR FINDERS

                  EAUTOCLAIMS and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.6      SHARES GIVEN IN CONSIDERATION

                  The shares of EAUTOCLAIMS's common stock to be received by Stockholders constitute 2.8 % of the authorized issued and outstanding common stock, based on 11,400,000 fully diluted shares, of EAUTOCLAIMS as of the date hereof. The total capitalization of EAUTOCLAIMS, including all authorized, issued and outstanding shares of capital stock, is as set forth in Exhibit E. Prior to the Closing, EAUTOCLAIMS will not issue any additional shares, warrants, rights, or options, or enter into any other transactions for the acquisition or issuance of additional shares of EAUTOCLAIMS?s capital stock, except as described in Exhibit E. Stockholders shall have the same antidilution rights as are in effect for any shareholder of EAUTOCLAIMS as of the execution of this Agreement or which come into effect after the execution of this Agreement.

5.       COVENANTS OF STOCKHOLDERS PRIOR TO CLOSING DATE

         5.1      ACCESS AND INVESTIGATION

                  Between  the  date of this  Agreement  and the  Closing  Date,
Stockholders will, and will cause PEC and its representatives to, (a) afford EAUTOCLAIMS and its representatives and prospective lenders and their representatives (collectively, "EAUTOCLAIMS's Advisors") full and free access to PEC's personnel, properties, contracts, books and records, and other documents and data, (b) furnish EAUTOCLAIMS and EAUTOCLAIMS's Advisors with copies of all such contracts, books and records, and other existing documents and data as EAUTOCLAIMS may reasonably request, and (c) furnish EAUTOCLAIMS and EAUTOCLAIMS's Advisors with such additional financial, operating, and other data and information as EAUTOCLAIMS may reasonably request.

         5.2      OPERATION OF THE BUSINESSES OF PEC

     Between the date of this Agreement and the Closing Date, Stockholders will, and will cause PEC to:

                  (a) conduct the business of PEC only in the Ordinary Course of Business;

                  (b) use their best efforts to preserve intact the current business organization of PEC, keep available the services of the current officers, employees, and agents of PEC, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with PEC;

                  (c) confer with EAUTOCLAIMS concerning operational matters of a material nature; and

                  (d) otherwise report periodically to EAUTOCLAIMS concerning the status of the business, operations, and finances of PEC.

         5.3      REQUIRED APPROVALS

                  As promptly as practicable after the date of this Agreement, Stockholders will, and will cause PEC to, make all filings required by Legal
Requirements to be made by them in order to consummate the Contemplated Transactions.

         5.4      NOTIFICATION

                  Between the date of this Agreement and the Closing Date, each Stockholder will promptly notify EAUTOCLAIMS in writing if such Stockholder or PEC becomes aware of any fact or condition that causes or constitutes a breach of any of PEC's representations and warranties as of the date of this Agreement, or if such Stockholder or PEC becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule, PEC will promptly deliver to EAUTOCLAIMS a supplement to the Disclosure Schedule specifying such change.

         5.5      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

                  Except as expressly provided in this Agreement, Stockholders will cause all indebtedness owed to PEC by either Stockholder or any Related Person of either Stockholder to be paid in full prior to Closing.

         5.6      NO NEGOTIATION

                  Until such time, if any, as this Agreement is terminated pursuant to Section 9, Stockholders will not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than EAUTOCLAIMS) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of PEC, or any of the capital stock of PEC, or any merger, consolidation, business combination, or similar transaction involving PEC.

6.       COVENANTS OF EAUTOCLAIMS PRIOR TO CLOSING DATE

         6.1      APPROVALS OF GOVERNMENTAL BODIES

                  As promptly as practicable after the date of this Agreement, EAUTOCLAIMS will make any filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, EAUTOCLAIMS will cooperate with Stockholders with respect to all filings that Stockholders are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Stockholders in obtaining all consents identified in Part 3.2 of the Disclosure Schedule; provided that this Agreement will not require EAUTOCLAIMS to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

7.       CONDITIONS PRECEDENT TO EAUTOCLAIMS'S OBLIGATION TO CLOSE

         EAUTOCLAIMS's obligation to take the actions required to be taken by EAUTOCLAIMS at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by EAUTOCLAIMS, in whole or in part):

         7.1      ACCURACY OF REPRESENTATIONS

                  All of PEC's and Stockholders' representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

         7.2      PERFORMANCE

                  (a) All of the covenants and obligations that PEC and Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

                  (b)  Each  document  required  to be  delivered  pursuant  to
Section 2.4 must have been delivered.

         7.3      CONSENTS

                  This Agreement and the Contemplated Transactions must be approved by the majority affirmative vote of EAUTOCLAIMS's directors and stockholders. Each of the Consents identified in Part 3.2 of the Disclosure Schedule must have been obtained and must be in full force and effect.

         7.4      ADDITIONAL DOCUMENTS

                  Each of the following  documents  must have been  delivered to
EAUTOCLAIMS:

                  (a) an opinion of Rogers, Townsend & Thomas, PC, dated the Closing Date, in the form of Exhibit C; and

                  (b) such other documents as EAUTOCLAIMS may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Stockholders' representations and warranties, (iii) evidencing the performance by either Stockholder of, or the compliance by either Stockholder with, any covenant or obligation required to be performed or complied with by such Stockholder, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or
(v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5      NO PROCEEDINGS

                  Since the date of this Agreement, there must not have been commenced or threatened against EAUTOCLAIMS, or against any Person affiliated with EAUTOCLAIMS, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

                  There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, PEC, or (b) is entitled to all or any portion of the consideration payable hereunder..

         7.7      NO PROHIBITION

                  Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause EAUTOCLAIMS or any Person affiliated with EAUTOCLAIMS to suffer any material adverse consequence under, any applicable Legal Requirement or Order.

         7.8      DUE DILIGENCE

                  EAUTOCLAIMS must complete its due diligence review of PEC and be satisfied with all elements of the various Company matters that have been reviewed; or, if EAUTOCLAIMS is not satisfied with any matter, Stockholders or PEC must have corrected any unsatisfactory item(s) after receipt of a notice thereof from EAUTOCLAIMS.

8.       CONDITIONS PRECEDENT TO STOCKHOLDERS' OBLIGATION TO CLOSE

         Stockholders' obligation to take the actions required to be taken by Stockholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Stockholders, in whole or in part):

         8.1      ACCURACY OF REPRESENTATIONS

                  All of EAUTOCLAIMS's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2      EAUTOCLAIMS'S PERFORMANCE

                  (a) All of the covenants and obligations that EAUTOCLAIMS is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

                  (b) EAUTOCLAIMS must have delivered each of the documents required to be delivered by EAUTOCLAIMS pursuant to Section 2.7 and must have made the cash payments required to be made by EAUTOCLAIMS pursuant to Sections 2.7.

                  (c)   EAUTOCLAIMS   shall   deliver  such   documentation   as
Stockholders may reasonably request to the effect that Stockholders shall have the antidilution rights specified in Section 4.6.

         8.3      CONSENTS

     Each of the Consents identified in Part 3.2 of the Disclosure Schedule must have been obtained and must be in full force and effect.

         8.4      ADDITIONAL DOCUMENTS

                  EAUTOCLAIMS must have caused the following documents to be delivered to Stockholders:

                  (a) an opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., dated the Closing Date, in the form of Exhibit D; and

                  (b)  such  other  documents  as  Stockholders  may  reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of EAUTOCLAIMS, (iii) evidencing the performance by EAUTOCLAIMS of, or the compliance by EAUTOCLAIMS with, any covenant or obligation required to be performed or complied with by EAUTOCLAIMS, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or
(v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.5      NO INJUNCTION

                  There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the Contemplated Transactions and that has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         8.6      E-AUTOCLAIMS.COM, INC. MERGER

                  A merger of Eautoclaims.com Inc., a Delaware Corporation, with Transformation Processing, Inc., a Nevada corporation, shall have occurred on terms substantially in accordance with that certain Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit F.

9.       TERMINATION

         9.1      TERMINATION EVENTS

                  This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either EAUTOCLAIMS, PEC or Stockholders if a material breach of any provision of this Agreement has been committed by a party and such breach has not been waived;

                  (b) (i) by EAUTOCLAIMS if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of EAUTOCLAIMS to comply with its obligations under this Agreement) and EAUTOCLAIMS has not waived such condition on or before the Closing Date; or (ii) by PEC or Stockholders if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of PEC or Stockholders to comply with their obligations under this Agreement) and PEC or Stockholdrs have not waived such condition on or before the Closing Date;

                  (c) by mutual consent of EAUTOCLAIMS, PEC and Stockholders; or

                  (d) by either EAUTOCLAIMS, PEC or Stockholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 31, 2000, or such later date as the parties may agree upon.

         9.2      EFFECT OF TERMINATION

                  Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.      INDEMNIFICATION; REMEDIES

         10.1     SURVIVAL OF TERMS

                  All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         10.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY STOCKHOLDERS

                  Stockholders, jointly and severally, will indemnify and hold harmless EAUTOCLAIMS, PEC, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Stockholders in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by Stockholders pursuant to this Agreement;

                  (b) any breach by either Stockholder of any covenant or obligation of such Seller in this Agreement;

                  (c) any product shipped or manufactured by, or any services provided by, PEC prior to the Closing Date; or

                  (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Stockholder or PEC (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

     The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to EAUTOCLAIMS.

         10.3     ESCROW; RIGHT OF SET-OFF

                  Upon notice to Stockholders specifying in reasonable detail the basis for such set-off, EAUTOCLAIMS may set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable under this Agreement or may give notice of a Claim in such amount under the Escrow Agreement. The exercise of such right of set-off by EAUTOCLAIMS in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under this Agreement. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a Claim under the Escrow Agreement will constitute an election of remedies or limit EAUTOCLAIMS in any manner in the enforcement of any other remedies that may be available to it.

11.      GENERAL PROVISIONS
         11.1     EXPENSES

                  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

         11.2     PUBLIC ANNOUNCEMENT

                  Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as EAUTOCLAIMS determines. Unless consented to by EAUTOCLAIMS in advance or required by Legal Requirements, prior to the Closing Stockholders shall, and shall cause PEC to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

         11.3     CONFIDENTIALITY

                  Between the date of this Agreement and the Closing Date, EAUTOCLAIMS, PEC and Stockholders shall maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of EAUTOCLAIMS and PEC to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

                  If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Stockholders waive, and will upon EAUTOCLAIMS's request cause PEC to waive, any cause of action, right, or claim arising out of the access of EAUTOCLAIMS or its representatives to any trade secrets or other confidential information of PEC except for the intentional competitive misuse by EAUTOCLAIMS of such trade secrets or confidential information.

         11.4     NOTICES

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Stockholders:     Randy Wright and Reed Mattingly
                  c/o Randy Wright
                  110 Steeple Crest South
                  Irmo, SC   29063
Facsimile No.: (800) 279-9065
with a copy to: Rogers, Townsend & Thomas, PC
                   ATTN: W. Alex Weatherly, Jr., Esquire
                   Post Office Box 100200
                   Columbia, SC   29202-3200
Facsimile No.: 1-803-254-6305

EAUTOCLAIMS: Eric Seidel, President
             2708 Alt. 19 North, Suite 604
             Palm Harbor, FL 34684

Attention: Eric Seidel

Facsimile No.: (727) 781-8425

with a copy to:  Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
                   ATTN:  Michael T. Cronin, Esq.

Facsimile No.:  727-441-8617

         11.5     JURISDICTION; SERVICE OF PROCESS

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         11.6     FURTHER ASSURANCES

                  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.7     WAIVER

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.8     ENTIRE AGREEMENT AND MODIFICATION

                  This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.9     DISCLOSURE SCHEDULE

                  (a) The disclosures in the Disclosure Schedule, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         11.10    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

                  Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that EAUTOCLAIMS may assign any of its rights (but not the obligations) under this Agreement to any Subsidiary of EAUTOCLAIMS. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.11    SEVERABILITY

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.12    SECTION HEADINGS, CONSTRUCTION

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.13    ATTORNEYS? FEES

                  Should either party employ an attorney or attorneys to enforce any of the provisions hereof, or to protect its interest in any matter arising hereunder, or to recover damages for the breach hereof, the party prevailing shall be entitled to recover from the other party all reasonable costs, charges and expenses, including attorneys? fees, the value of time charged by paralegals and/or other staff members operating under the supervision of an attorney, and other legal costs, expended or incurred in connection therewith, before, during and subsequent to any litigation, including arbitration and appellate proceedings, bankruptcy or similar debtor/creditor proceedings, and proceedings to enforce any indemnity agreement herein contained.

         11.14    GOVERNING LAW

                  This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

         11.15    COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         11.16    COMPANY DISCLOSURE SCHEDULE

                  Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made by the Stockholders herein unless the Disclosure Schedule set forth the exception specifically and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty is made with respect to the existence of the document or other item itself).

         11.17    OBLIGATIONS OF STOCKHOLDERS

                  All obligations and liabilities of Stockholders under this Agreement are, and shall at all times be, joint and several obligations and liabilities.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

EAUTOCLAIMS.COM, INC.:


By:

Name: Eric Seidel

Title: President



STOCKHOLDERS:


Randal K. Wright



S. Reed Mattingly




PREMIER EXPRESS CLAIMS, INC.

By:

Name: Randal K. Wright

Title: President

Eautoclaims.com Acquisition Corporation

By:___________________________

Name: Eric Seidel

Title: President



Attachments:
Exhibit A:        Employment Agreements
Exhibit B:        Noncompetition Agreements
Exhibit C:        Opinion of Moses, Koon & Brockett, P.C.
Exhibit D:        Opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
Exhibit E:        EAUTOCLAIMS's Outstanding Capital Stock as of Closing
Exhibit F:        Agreement and Plan of Merger

EXHIBIT "A"

                              EMPLOYMENT AGREEMENTS

EXHIBIT "B"

                           NON-COMPETITION AGREEMENTS

EXHIBIT "C"

                    OPINION OF ROGERS, TOWNSEND & THOMAS, PC

EXHIBIT "D"

         OPINION OF JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.

EXHIBIT "E"

              EAUTOCLAIMS'S OUTSTANDING CAPITAL STOCK AS OF CLOSING

EXHIBIT "F"

                          AGREEMENT AND PLAN OF MERGER